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                                  A.S.V., Inc.
                 Exhibit 11 - Computation of Earnings per Share

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
                                                         Three Months Ended          Six Months Ended
                                                              June 30,                    June 30,
                                                      ------------------------   -------------------------
                                                         2000         1999           2000          1999
                                                         ----         ----           ----          ----
Basic
   Earnings
     Net earnings                                    $   599,308   $   688,695   $ 1,016,069   $ 1,337,642
                                                     ===========   ===========   ===========   ===========

   Shares
     Weighted average number of common
       shares outstanding                              9,698,837     9,662,264     9,693,849     9,488,210
                                                     ===========   ===========   ===========   ===========

   Basic earnings per common share                   $       .06   $       .07   $       .10   $       .14
                                                     ===========   ===========   ===========   ===========



Diluted
   Earnings
     Net earnings                                    $   599,308   $   688,695   $ 1,016,069   $ 1,337,642
                                                     ===========   ===========   ===========   ===========


   Shares
     Weighted average number of common
       shares outstanding                              9,698,837     9,662,264     9,693,849     9,488,210
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants         177,030       419,398       221,604       392,565
                                                     -----------   -----------   -----------   -----------

     Weighted average number of common and
       common equivalent shares outstanding            9,875,867    10,081,662     9,915,453     9,880,775
                                                     ===========   ===========   ===========   ===========

   Diluted earnings per common share                 $       .06   $       .07   $       .10   $       .14
                                                     ===========   ===========   ===========   ===========
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